EXHIBIT 10.3

AMENDMENT NO. 2
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 to Executive Employment Agreement (this “Amendment”), is entered into this 6th day of November, 2013, by and between TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”) and LARRY DYNE (“Executive”).

RECITALS

A.     On July 30, 2010, the Company and Executive entered into an Executive Employment Agreement pursuant to which the Company retained the services of Executive, which agreement was amended by Amendment No. 1 to Executive Employment Agreement, dated June 15, 2012 (as amended, the “Agreement”).

B.     The parties desire to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings this Agreement contains, the parties hereto hereby agree as follows:

1.     Certain Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Agreement.

2.     Amendment to Section 2(a). Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)     the close of business on December 31, 2015, provided, that if the Company has not given Executive Notice of its decision not to renew the Term on or before April 1, 2015, then, unless otherwise terminated as provided below, the Term shall be automatically extended until the earlier of (i) a date which is nine (9) months following delivery after April 1, 2015 by the Company to Executive of Notice of its decision not to extend the Term further, and (ii) December 31, 2016;”

3.     Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

“The Company shall pay to Executive a base salary (the “Base Salary”) at an annual rate of (i) $300,000 for the period effective from the Effective Date through December 31, 2010, (ii) $325,000 for the period from January 1, 2011 through December 31, 2011, (iii) $350,000 for the period from January 1, 2012 through December 31, 2013, and (iv) $400,000 for the period from January 1, 2014 through the remainder of the Term, which Base Salary shall be subject to increase, but not decrease, at the discretion of the Board. The Base Salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to similarly situated executive officers of the Company, but in any event, no less frequently than monthly.”

4.     Supplemental Bonus. In addition to any other bonus to which Executive may be entitled, the Company shall pay Executive a bonus of $25,000 on December 31, 2013.

5.     Remaining Terms Ratified. Except as specifically amended hereby, the other terms and conditions in the Agreement shall continue in full force and effect, notwithstanding the execution and delivery of this Amendment. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment, and as used in the Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

6.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

7.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Company:	Executive:
TALON INTERNATIONAL, INC. By: /s/ Lonnie D. Schnell_________________ Lonnie D. Schnell Chief Executive Officer	/s/ Larry Dyne___________________ Larry Dyne

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